Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of August 1998
                    Distribution Date of September 21, 1998
                           Servicer Certificate #23

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $203,072,269.50
Beginning Pool Factor                                           0.4174084

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,134,837.46
     Interest Collected                                     $1,568,412.72

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $627,933.71
Total Additional Deposits                                     $627,933.71

Repos / Chargeoffs                                            $737,488.15
Aggregate Number of Notes Charged Off                                  91

Total Available Funds                                      $10,617,635.29

Ending Pool Balance                                       $193,913,492.49
Ending Pool Factor                                              0.3985829

Servicing Fee                                                 $169,226.89

Repayment of Servicer Advances                                $713,548.60

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,980,635.15
     Target Percentage                                               2.50%
     Target Balance                                         $4,847,837.31
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($250,487.89)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.887%
Current Weighted Average Remaining Term (months):                   29.71

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,465,729.41      1,157
                                31 - 60 days            $381,808.36        306
                                60+  days               $227,632.30         96

     Total:                                           $2,075,170.07      1,180

     Balances:                  60+  days             $2,928,804.15         96

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $42,250.95
+    Excess Serv.                                       $208,236.94
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,980,635.15

Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 1998

                                                                        NOTES
                                                                                                        CLASS B         CLASS C
                                      TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $203,072,269.50
Ending Pool Balance              $193,913,492.49

Collected Principal                $8,421,288.86
Collected Interest                 $1,568,412.72
Charge - Offs                        $737,488.15
Liquidation Proceeds / Recoveries    $627,933.71
Servicing                            $169,226.89
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $10,448,408.40

Beginning Balance                $203,072,269.50            $0.00            $0.00  $182,965,687.81  $10,835,261.59   $9,271,320.10

Interest Due                       $1,081,394.45            $0.00            $0.00      $965,144.00      $58,691.00      $57,559.45
Interest Paid                      $1,081,394.45            $0.00            $0.00      $965,144.00      $58,691.00      $57,559.45
Principal Due                      $9,158,777.01            $0.00            $0.00    $8,563,456.50     $320,557.20     $274,763.31
Principal Paid                     $9,158,777.01            $0.00            $0.00    $8,563,456.50     $320,557.20     $274,763.31

Ending Balance                   $193,913,492.49            $0.00            $0.00  $174,402,231.31  $10,514,704.39   $8,996,556.79
Note / Certificate Pool Factor                             0.0000           0.0000           0.7374          0.6175          0.6171
   (Ending Balance / Original Pool Amount)
Total Distributions               $10,240,171.46            $0.00            $0.00    $9,528,600.50     $379,248.20     $332,322.76

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $208,236.94
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,980,635.15
(Release) / Draw                    ($250,487.89)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                4                3                2                 1
                               Mar-98           Apr-98           May-98           Jun-98           Jul-98            Aug-98
Beginning Pool Balance     $258,022,892.73  $246,172,998.69  $234,126,757.26  $226,051,917.20  $213,854,882.24  $203,072,269.50

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $619,153.90      $924,170.15      $540,216.26      $600,037.39      $507,563.18      $737,488.15
Recoveries                   $1,334,354.14    $2,397,242.15      $593,326.92      $795,132.73      $854,323.15      $627,933.71

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $2,064,423.80                Total Charged off (Months 1 - 6)       $3,928,629.03
  Total Recoveries (Months 3, 2, 1)           $2,277,389.59                Total Recoveries (Months 1 - 6)        $6,602,312.80
  Net Loss / (Recoveries) for 3 Mos            ($212,965.79)(a)            Net Loss/(Recoveries) for 6 Mos.      ($2,673,683.77)(c)

  Total Balance (Months 5, 4, 3)            $706,351,673.15 (b)            Total Balance (Months 1 - 6)       $1,381,301,717.62(d)

  Loss Ratio Annualized  [(a/b) * (12)]            -0.3618%                Loss Ratio Annualized [(c/d) (12)]         -2.32275%

  Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                         No

                                                                                  Jun-98           Jul-98            Aug-98
B)   Delinquency Trigger:                                                       $2,554,666.54    $2,457,143.53    $2,928,804.15
     Balance delinquency 60+ days                                                    1.13012%         1.14898%         1.44225%
     As % of Beginning Pool Balance                                                  1.14213%         1.17150%         1.24045%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer